Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the registration statement on Form S-4 of our report dated March 10, 2022, relating to the financial statements of NexPoint Diversified Real Estate Trust, for the year ended December 31, 2021, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 31, 2024